UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Rent-A-Center, Inc. was held on June 2, 2016. At the meeting, the registrant’s stockholders voted on three matters: (1) the election of two Class I Directors, (2) the ratification of the Audit Committee’s selection of KPMG LLP, registered independent accountants, as the registrant’s independent auditors for the fiscal year ended December 31, 2016, and (3) the approval, on a non-binding basis, of an advisory resolution on executive compensation. All proposals were adopted. The final voting results for each proposal are set forth below.

Proposal One: Having received more than a majority of votes cast at the meeting, each of the individuals named below was elected to a three-year term as a Class I Director:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert D. Davis	42,189,519	392,623	61,415	5,312,801
Steven L. Pepper	42,229,274	355,789	58,495	5,312,800

The following directors’ terms of office as a director continued after the Annual Meeting of Stockholders:

Michael J. Gade

Rishi Garg

Jeffery M. Jackson

J.V. Lentell

Leonard H. Roberts

Mark E. Speese

Proposal Two: The selection of KPMG LLP, registered independent accountants, as our independent auditors for the fiscal year ended December 31, 2016, was ratified with voting on the proposal as follows:

Votes For	Votes Against	Abstentions
47,881,543	59,004	15,811

Proposal Three: The approval, on a non-binding basis, of the advisory resolution on executive compensation:

Votes For	Votes Against/Abstentions	Abstentions	Broker Non-Votes
41,994,888	525,019	123,649	5,312,802

Proposal Four: The approval of the Rent-A-Center, Inc. 2016 Long-Term Incentive Plan:

Votes For	Votes Against/Abstentions	Abstentions	Broker Non-Votes
37,901,416	4,623,488	118,651	5,312,803

Item 8.01	Other Events.

On June 2, 2016, Rent-A-Center, Inc. issued a press release announcing that its board of directors declared a cash dividend in the amount of $0.08 per share payable on July 21, 2016, to common stockholders of record as of the close of business on July 5, 2016.

The press release containing these announcements is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release issued on June 2, 2016 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: June 6, 2016	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President – Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on June 2, 2016 by Rent-A-Center, Inc.